EXECUTION COPY







                          DATED as of December 8, 2004




                           CANTOR G & W (NEVADA), L.P.

                                       and

                      GAMING AND ENTERTAINMENT GROUP, INC.
                               a Utah corporation

                                       and

                   GAMING AND ENTERTAINMENT TECHNOLOGY PTY LTD
                               A.C.N. 091 098 985








                    AMENDED AND RESTATED SOFTWARE DEVELOPMENT
                              AND LICENSE AGREEMENT

      THIS AMENDED AND RESTATED SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT (together with all exhibits hereto, the "Agreement") is made as of the 8th day of December 2004 between GAMING & ENTERTAINMENT GROUP, INC., a Utah corporation ("GET USA") and GAMING AND ENTERTAINMENT TECHNOLOGY PTY LIMITED ACN 091 098 985, of Level 24 Plaza II, 500 Oxford Street, Bondi Junction, New South Wales, Australia ("GET Systems") (GET USA and GET Systems are hereinafter, jointly and severally, as "GET") and CANTOR G & W (NEVADA), L.P., a Nevada limited partnership, the assignee of GEG Holdings, LLC, a Delaware limited liability company, its assignee or designee (the "Client").

                                    RECITALS

      A. GET USA is the legal and beneficial owner of Software (as defined herein) whether now existing or hereafter devised;

      B. GET USA is the legal and beneficial owner of Central-Server Software (as defined herein) whether now existing or hereafter devised;

      C. The Client wishes to establish and operate a system whereby gaming can be conducted using the Software via the Internet (or by such other technology whether now existing or hereafter devised) in the United States (where permitted from time and time) and elsewhere throughout the world, enabling persons to play games for cash, points and/or non-cash prizes or on any other basis or for any other rewards using a computer or similar device connected to the Internet, or any other technology, including but not limited to wireless and wifi, whether now existing or hereafter devised.

      D. GET agrees to develop and license Software (as defined herein), on an exclusive basis, to Client which enables persons to play games via the Internet, and/or in connection with any other technology, whether now existing or hereafter devised, on such basis as Client and its sub-licensees may determine in their discretion, including but not limited to Free-Play (as defined herein) and/or Cash-Play (as defined herein) using a computer or similar device connected to the Internet and/or in connection with any other technology, whether now existing or hereafter devised.

      E. GET and GEG Holdings, LLC hereto entered into Software License and Development Agreement dated as of 31st August 2004 (the "Initial Software License") and this Agreement is being entered into for the purpose of making certain amendments, variations and changes to the terms of the Initial Software License with the intention that this Agreement will supersede and replace the Initial Software License with effect from the date hereof.


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                                    AGREEMENT

DEFINITIONS

"Affiliate" means any natural person or entity that directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, either GET or Client.

"Approval" means the approval, license or other appropriate authorization to be granted at Client's expense by an independent third party organization acceptable to Client and GET which states that the Cantor Casino System or other Client Site is in compliance with all applicable laws, rules and regulations of the applicable jurisdiction and conforms to the standards of any Gaming Commission (including compliance with all Gaming Commission requirements relating to the use, operation and testing of the Cantor Casino System or other Client Site).

"Base Games" means those Games that Client requires will be available for Cash-Play or Free-Play, as of the Cash-Play Commencement Date, including but not limited to:

         Roulette
         Blackjack (Multi-hand)
         Video Poker
         Baccarat
         Punto Banco
         Keno
         Sic Bo
         3-Reel Slot Machines game
         5-Reel Slots Machines game
         French Roulette
         American Roulette
         Black Jack (Multi player)
         Pai Gow Poker
         Craps
         Multi-line Australian-style pokies
         Bingo
         Lottery
         3-Reel Slot Machines game library
         5-Reel Slot Machines game library
         Progressive jackpots

"Business Day" means any day in which commercial banks are open in New York
City.

"Cantor Casino System" means now and at anytime in the future while this Agreement is in effect, including but not limited to, the combination of:

            (i)   the Software; and

            (ii)  the Third Party Software; and


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            (iii) the Base Games; and

            (iv)  the New Games; and

            (v)   Customizations Enhancements and/or Modifications; and

            (vi)  Customer Property;

including all such items on Client Sites (as defined herein).

"Cash-Play" means the playing of a Game for money.

"Cash-Play Commencement Date" means the date on which the Client first provides access to the Cash-Play Site to enable Gaming on the Internet to be conducted by arms length customers.

"Cash-Play Site" means the Internet website, or other technology whether now existing or hereafter devised, to be developed by GET (or to be provided or licensed by GET) to facilitate Cash Play in conjunction with the Cantor Casino System.

"Central -Server Software" means the software that allows a suite of casino Games to be played on stand alone gaming machines and networks of gaming machines installed in casinos, licensed betting offices, amusement arcades, bingo halls and other physical areas, (including administration, support, banking, audit and analysis software), whether now existing or hereafter devised.

"Charge Backs" means any approved and settled payment transactions by customers remitting funds with respect to gaming using the Software via credit card, debit card, bank card, electronic funds transfer and other payment services including any internet-based payment services) which are at any time refused, returned, debited or charged back by the relevant bank, financial institution, settlement agent or other remitting party.

"Client Net Revenue" means (1) the aggregate each month of the Client's revenue received from its sublicensing arrangements in respect of the Software as calculated in accordance with paragraph (A) below less up to 25% of that aggregate amount to cover the irrecoverable out-of-pocket costs of communications, hosting, hardware, development and other technology related services required in connection with the Cantor Casino System and (2) any upfront payments received from sublicensees after deduction of the items listed in paragraph (B) below.

      (A) Client revenue from sublicensing arrangements in respect of the Software shall comprise the Client's share of a sublicensee's Gross Revenue generated as a result of gaming conducted using the Software whether paid to the Client in the form of a monthly sublicence fee for the Software and/or otherwise paid after the following have been deducted from the Gross Revenue of that sublicensee:

            (i) any amount of Negative Net Revenue in respect of the previous month;

            (ii) the direct costs of business in respect of that month which shall comprise:

            (iii) Finance Charges;

            (iv)  Charge Backs;


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            (v)   statutory levies and taxes;

            (vi) regulatory licensing costs in relation to both Client (paid by Client) and GET (either paid by Client on behalf of GET or reimbursed to GET) provided that where such costs are not charged on a monthly basis the Client shall calculate, and deduct pursuant to this section, that proportion of such costs as represents the monthly cost of the relevant licence in proportion to its term;

            (vii) marketing costs as requested by and agreed with the
                  sublicensee up to an amount equivalent to 15% of that sublicensee's Gross Revenue;

            (viii) any other costs agreed with GET; and

            (ix) the relevant sublicensee's share of revenue, provided that the Client shall use its reasonable efforts wherever and whenever reasonably practicable to consult with GET as to the levels of costs to be deducted from Gross Revenue.

      (B) The Client may deduct any of the following costs from any upfront payment received from a sublicensee in respect of the grant of a sublicence of the Software:

            (i) upfront costs incurred by the Client in connection with that sublicence in relation to hardware, communications, staff and other services required by the sublicensee; and

            (ii) any development costs or charges paid to GET by the Client in accordance with a Work Order or as otherwise agreed in relation to customizations, modifications, enhancements or developments to the Software requested by the sublicensee; and

            (iii) where any upfront payment is made to Client in respect of any sublicence of the Software in connection with the creation of any private wireless or wifi network via which the Software may be utilized, an amount representing the amortised irrecoverable costs of installation/creation of such private wireless or wifi network; and

            (iv) any development costs or charges paid to GET by the Client in accordance with the Development Work Schedule, the Site Development Schedule or as otherwise agreed in relation to customizations, modifications, enhancements or developments to the Software of a general nature (i.e. that are not specific to the requirements of a particular sublicensee) provided that such costs or charges may only be deducted from upfront payments until such costs and charges have been recovered by the Client in full.

For the avoidance of doubt, "Client Net Revenue" shall not include any amounts charged to a sublicensee by the Client in respect of maintenance and support of the Software. Further in the event that Client Net Revenue is a negative amount there will be no payment of Commission to GET and no obligation for GET to make a contribution towards that negative amount to the Client.


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"Client Site(s)" means the Free-Play Site, Cash-Play Site and any other Game or site that features a Game, or Software in such form as Client or sub-licensees shall from time to time require.

"Commission" means a fee calculated subsequent to the Cash-Play Commencement Date at the end of each month during the term of this Agreement equal to 15% of Client Net Revenue (as herein defined) and, in the case only of a sublicensing arrangement where the sublicensee is an Affiliate of the Client, an amount equal to 5% of the Gross Revenue in respect of such sublicensing arrangement less statutory taxes in respect of such sublicensing arrangement whichever is the greater amount PROVIDED THAT solely in the case of any sublicensing arrangement in respect of the Software concerning either betbetbet365 or Venetian or any other sublicensee introduced to the Client by GEG or GET, the "Commission" shall be a fee equal to 25% of Client Net Revenue.

"Confidential Information" means any information, which is of a confidential nature of any of the respective parties that has been made available to or will be made available to, or comes into the possession of, or is received by, any of the other parties pursuant to or as a result of this Agreement, including but not limited to information stored or recorded in whatever medium, manner or form regarding:

                  (i) the business and corporate structures, operational and administrative systems, technical analyses, sales and marketing systems, ideas and concepts of any of the parties;

                  (ii) information regarding any of the parties' customers, including but not limited to, customer databases, account databases and marketing and other business strategies;

                  (iii) the financial data and structures, financial projections, computer records and data in any form of any of the parties;

                  (iv) the industrial and intellectual property of each party including business names, copyrighted material, know-how, trade marks and trade secrets, designs or patents of any of the parties; and

                  (v) any information designated in writing as being confidential by the disclosing party of such information.

                  ; provided, however that information shall not be deemed to be Confidential Information if it can be shown to be previously known by a party, or is or becomes publicly known by a party through no breach of this Agreement, is acquired by a party hereto from an un-affiliated third party through no fault of such party hereto, is developed independently by a party hereto, or is provided by either party hereto to a third party without similar restrictions with respect to confidentiality.

"Core Change" means any Customization, Enhancement and/or Modification that is incorporated into the Cantor Casino System as a standard feature, including any Customization, Enhancement and/or Modification to conform with the requirements of a Gaming Commission. Intellectual Property Rights in all Core Changes will be owned by GET USA, subject to Section 4.3 of the Escrow Agreement.


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"Customer Acceptance Test" means the tests in Section 10 to be performed in order to confirm that the Software and any Customization, Enhancement and/or Modification perform substantially in accordance with the Specifications.

"Customer Enhancements" means a work that is Derivative Technology of or to the Software that is not a Core Change and that is carried out by GET exclusively for the Client. Intellectual Property Rights in Customer Enhancements will be exclusively owned by the Client.

"Customer Property" means graphical images logos designs and representations of items owned by or exclusively licensed to the Client or its sub-licensees where applicable developed exclusively for the Client or its sub-licensees, where applicable, the look and feel of the Client Sites, Base Games, and New Games, all Client-specific software code and documentation relating to the Client Sites and all works which are Derivative Technology of the foregoing. Intellectual Property Rights in Software with respect to Customer Property will be exclusively owned by the Client.

"Customization, Enhancement and/or Modification" means an alteration, enhancement, development and/or modification to the Cantor Casino System including but not limited to the Client Sites carried out by GET. Intellectual Property Rights in Customizations, Enhancements and/or Modifications will be owned by GET USA unless otherwise agreed in a Work Order and in all cases, subject to the provisions of Section 4.3 of the Escrow Agreement; except that Intellectual Property Rights in the Customer Property will be owned by the Client.

"Deliverables" means all Software and components or parts of the Cantor Casino System, which shall be delivered to Client in accordance with the Site Development Schedule, attached to this Agreement as Exhibit D or as supplemented from time to time.

"Derivative Technology" shall mean: (i) for copyrightable or copyrighted material, any translation (including translation into other computer languages), porting, modification, development, enhancement, correction, addition, extension, upgrade, improvement, compilation, abridgment or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

"Development Work Schedule" means the work schedules attached to this Agreement as Exhibits H.1, H.2 and H.3 detailing those of the development works set out in the Site Development Schedule and any other development works that shall be carried out with effect from the date of the Initial Software License (i.e. 31 August 2004). "Development Work Schedule" further means on an ongoing basis further schedules agreed on a monthly basis by GEG and the Client, commencing three months prior to the end of the Development Work Schedule set out in Exhibit H-3, detailing those of the works set out in the Site Development Schedule and any other development works or maintenance and support works that shall be carried out in the next proceeding three months. Where necessary such schedules detail the GET employee resource required to carry out the development work specified subject to the availability of such GET employee resource, and such GET employee resource shall be provided at the rates set out in Exhibit L.


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"Documentation" means complete copies of GET's documentation, in human or machine-readable format, in any medium whether now known or hereinafter devised, including but not limited to standard manuals, program listings, data models, flow charts, logic diagrams, input and output forms, functional descriptions, operators manuals, installation manuals and other instructions which detail the operation, technical specifications and procedures in connection with the Cantor Casino System, as more fully described on Exhibit B hereto.

"DR Location" means an operational and production disaster recovery facility at which bets may be physically recorded and outcomes may be decided.

"Error" means failures in the Software, data corruption or any other situation where the Client advises that the Software, the Client Sites, the Cantor Casino System, or the Base Games do not perform in accordance with the Specifications or any of the requirements of this Agreement.

"Escrow Agreement" means that certain Amended and Restated Source Code Escrow Agreement of even date hereof by and among GET, BMM International Pty Limited and Zukerman Gore & Brandeis, LLP.

"Event of Insolvency" means, in relation to a party to this Agreement, that a party hereto petitions for or consents to any relief under any bankruptcy, reorganization or similar statute, makes an assignment for the benefit of its creditors, or petitions for the appointment of a receiver, liquidator, trustee or custodian of all or a substantial part of its assets, or a receiver, liquidator, trustee or custodian is appointed for all or a substantial part of its assets and is not discharged within sixty (60) days after the date of such appointment.

"Exclusive Period" means the period commencing on the date hereof and continuing in perpetuity,

"Facility" means that certain Loan Facility and Investment Agreement of even date hereof by and between Gaming & Entertainment Group, Inc. and GEG Holdings, Inc., and all documents to be entered into in connection therewith, including but not limited to the "Security Agreement", the "Secured Facility Note", the "Debt Warrant", the "Equity Warrant" and the "Option Agreement", as each of those terms are defined in the Facility.

"Finance Charges" means the processing costs of credit and debit card payments.

"Free-Play" means the playing of a Game for points or non-cash prizes.

"Free-Play Site" means the Internet website or other technology whether now existing or hereafter devised, to be developed by GET (or to be provided or licensed by GET) to facilitate Free-Play in conjunction with the Cantor Casino System.


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"Force Majeure" means an act, omission or circumstance relied on by one of the parties to this Agreement as a force majeure event and over which that party could not reasonably have exercised control including but not limited to acts of God, acts or omissions or delays of third parties which are beyond the reasonable control of that party and which that party is unable to overcome by the exercise of reasonable diligence at a reasonable cost, strikes, riots, acts of war, epidemics, legislative change, fire earthquakes or other natural disasters.

"Gaming" means the playing of a Game for monetary advantage through the placement and acceptance of bets or wages for money.

"Game" means a game of chance or a game that is a game requiring skill or a game that is partly a game of chance and partly a game requiring skill, including but not limited to Base Games and New Games, whether in existence now or in the future.

"Gaming Commission" means:

                  (i) all applicable government authorities or regulatory bodies concerning gaming and gambling activities of any nature whatsoever, including the acceptance or processing of bets or wagers, including without limitation the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Alderney Gambling Control Commission; and

                  (ii) any replacement or successor authority or body which assumes all or part of the regulatory functions currently the responsibility of the above body or bodies and any of their duly authorized representatives and delegates from time to time.

"Gross Revenue" means the gross amounts staked by persons playing Games via the Software less the gross winnings of such persons.

"Intellectual Property" and "Intellectual Property Rights" means any and all of GET's (and its subsidiaries' and Affiliates) proprietary and other rights in and to (i) all trading, financial, marketing and business information and data; (ii) trade secrets and other confidential or non-public business information, including invention records and technical data, business and marketing plans, licensing records, and all other know-how, whether or not protected by patent, copyright or trade secret law; (iii) copyright, trademark, service marks, brand names, certification marks, trade dress, assumed names, trade names, design, patent including design patents and utility patents, reissues, divisions, continuations in part and extensions thereof) and other intellectual property of any nature whatsoever (including all applications for registration therefore and all renewals, modifications and extensions thereof); (iv) computer systems, including all computer and peripheral hardware, firmware and software (in both object and source code formats in any programming language), databases, algorithms, operational procedures and all documentation therefore, in each case including all copyrights therefore and all computer languages; (v) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; in each case in any jurisdiction and
(vi) any and all copyright, trademark, design, patent and other intellectual property rights of any kind whatsoever, respectively


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"Initial Customizations" means the Customizations, Enhancements and/or
Modifications that the Client requires GET to develop as of the date of this Agreement as set forth on Exhibit C hereto.

"Internet" means the worldwide connection of computer networks providing for the transmission of electronic mail, on-line information, information retrieval and file transfer protocol.

"Location" means an operational and production facility where bets are physically recorded and outcomes are decided, which may involve geographically distant and electronically linked physical locations and locations outside the Premises, and may include one or more DR Locations but for the purposes of operation of the Client Sites operates as a single operational and production facility.

"Negative Net Revenue" means any amount by which the aggregate gross winnings of persons playing games via the Software exceeds the aggregate gross stakes of such persons.

"New Games" means any new Games which the Client may from time to time and at any time request that GET develop for Client or Client's sub-licensees.

"Premises" means a site nominated by the Client as its base for operation of the Cantor Casino System, subject to change at Client's discretion, subject to Client providing reasonable advance notice to GET prior to such change.

"Sales Tax Amount" means, in relation to a Payment, an amount arrived at by multiplying the Payment (or the relevant part of a Payment if only part of a Payment is the consideration for a taxable supply) by the appropriate rate of Sales Tax, Goods & Services Tax and/or Value Added Tax.

"Site Development Commencement Date" means the date of this Agreement.

"Site Development Completion Date" means the date agreed between the parties as set forth in the Site Development Schedule for completion of development of each of the Client Sites or such other date as the parties agree in writing.

"Site Development Fees" means with effect from the date of the Initial Software License for a period of six months $60,000 a month payable 30 days in arrear and thereafter the payment of up to $60,000 a month payable 30 days in arrear in line with the projected fees set out in each Development Work Schedule, plus out-of-pocket travel expenses approved by the Client in advance, to pay for employees of GET (which is currently anticipated to be 6-10 employee full time equivalents at GET's current rates as set out in Exhibit L (with such increases and decreases as may be agreed to by Client)) subject to documentation described below. The Site Development Fee shall be subject to a minimum payment of $10,000 a month or such greater amount as shall be agreed if the Client wishes GET to continue to provide the support and maintenance services described in clause 5. The relevant employees of GET shall work to carry out such development, maintenance and other services as Client may require including but not limited to developing the Cantor Casino System (including but not limited to "white label" sites), visiting Sites, Premises, attending marketing meetings, and all other commercial activities necessary to develop, implement, support and


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maintain the Cantor Casino System (including but not limited to "white label"
sites) at the rates set out in Exhibit L or as otherwise agreed. All invoices rendered hereunder will be addressed to a nominated officer or representative of the Client, who for the time being shall be Guy Riches c/o One America Square, London EC3N 2LS, with the name of the person at the Client or its Affiliates who was the primary contact with GET inserted in the invoice for tracking and reference purposes. Invoices shall be fully supported by itemized evidence of the time, costs, materials and expenses contained therein (where applicable). Failure to properly support invoice shall entitle the client to delay payment without penalty or interest, until such information is supplied. Time for payment shall run from the date of the invoice or supply of supporting information whichever is the later.

"Site Development Schedule" means the initial schedule for development and completion of the Client Sites, the Software, the Cantor Casino System, the Base Games, the Initial Customizations, the Customer Property, all as set forth on the exhibits hereto on the date hereof and the Documentation and all Deliverables in connection therewith, attached to this Agreement as Exhibit D.

"Software" means all Intellectual Property, including but not limited to software in object code and source code form and any application program interface or such other development as the Client may require from time to time, to operate the Cantor Casino System, other Client Sites, and Games, as enhanced or modified from time to time for application using a computer or similar device connected to the Internet, wireless, wifi, and/or in connection with any other remote access technology or any other technology, (including but not limited to administration, support, banking, audit and analysis software), whether now existing or hereafter devised Software; but in all cases excluding the Central-Server Software in so far as it is licensed solely for the purposes set out in the definition of Central-Server Software contained herein.

"Specifications" means the Documentation together with the functions, working features, technical capabilities and other performance criteria required by the Client. A copy of the specifications agreed upon as of the date hereof, and a timetable for determination of the remaining specifications and certain minimum requirements, are attached to this Agreement as Exhibit B.

"Steering Committee" means the committee that may be established from time to time in accordance with Section 20.2 of this Agreement.

"Territory" means the entire world.

"Third Party Software" means

      (A) the Software described in the Schedule of Third Party Software a copy of which is attached to this Agreement as Exhibit F and any third party proprietary tools, data base or software of any kind obtained by GET on behalf of the Client or any of its sub-licensees pursuant to this Agreement; and

      (B)   any complete or partial copies or replacements thereof.


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"Use" includes load, make copies of, execute, employ, utilize, store or display.
"Used" has a corresponding meaning.

"Venetian Agreement" shall mean that certain Software Development and License Agreement by and between GET and Venetian Interactive, LLC dated June 2002.

"Version" means each revision of the Software made by GET from time to time, including Core Changes, Customizations, Enhancements and/or Modifications and corrections.

"Work Order" means the specification of requirements for additional work, including any additional commercial conditions for New Games or Customizations Enhancements and/or Modifications required by the Client. These will be in the general format provided in the Pro-forma Work Order, a copy of which is attached to this Agreement as Exhibit G.

2.    DEVELOPMENT OF THE CANTOR CASINO SYSTEM (INCLUSIVE OF CLIENT SITES)

      2.1 Development. In consideration of the Site Development Fee, GET commenced development of the Client Sites (identified on exhibits hereto) on the date of the Initial Software License (i.e. 31 August
            2004). The failure of any Exhibits or Schedules annexed hereto to be completed upon the execution hereof shall not prevent or excuse GET from commencing and providing its services hereunder. GET shall use its best efforts to develop and deliver the Client Sites, the Software, the Cantor Casino System, the Base Games, the initial Customizations, the Initial New Games, the Customer Property and the Documentation (as identified on exhibits hereto) in accordance with the Site Development Schedule so that by the Site Development Completion Date:

            (a)   the Deliverables have each been accepted by Client;

            (b) the Cantor Casino System (as identified on exhibits hereto) complies with the Specifications and the Customer Acceptance Test set forth in Section 10 has been successfully completed;

            (c) GET has established at the Premises a website or other medium whether now existing or hereafter devised as Client shall require for the purposes of conducting play in Games whether Cash-Play or Free Play or combination thereof on the Internet and the website or other medium whether now existing or hereafter devised as Client shall require is ready for live operation in accordance with the Site Development Schedule;

            (d) within thirty (30) days of the Site Development Completion Date (or such later date as determined in the sole discretion of the Client), the Cantor Casino System shall have received the Approval, Customer Acceptance Test, and approval of Client, in its sole and absolute discretion;


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      2.2   During the Exclusive Period, GET expressly agrees, except with respect to GET's obligations under the Venetian Agreement, that it shall not perform any development activities or engage in any licensing activities of its Software , of any nature whatsoever, to, for, or on behalf of another third party except as expressly permitted by the Client in writing.

      2.3 Progress Reports; Inspection. GET agrees to (i) consult regularly with Client and keep Client generally informed of its progress toward completion of development of the Client Sites, the Software, the Cantor Casino System, and the Base and New Games and any other development activities carried out for Client, (ii) provide a written report to Client every two (2) weeks (or such shorter period as Client may require) setting forth status of and progress toward completion of the development of the Client Sites, the Software, the Cantor Casino System, the Base Games, the Initial Customizations and the Initial New Games, (iii) allow Client to inspect such progress during normal business hours, and/or require delivery to it of reasonable documentation, and (iv) provide Client complete disclosure of all material developments and technical information. In addition, Client shall have the right at all times to inspect any GET sites and users of GET's software throughout the Territory to insure compliance with the terms and conditions hereof and shall have the right to review and copy all records of GET related thereto and conduct an audit thereof with the full cooperation of GET.

      2.4   Delivery, Installation and Acceptance of Deliverables

            GET agrees to deliver to Client and install each of the Deliverables, clearly labeled and dated with the date of delivery, in accordance with the delivery dates set forth in the Site Development Schedule, or if no such Schedule is agreed to, in accordance with the delivery dates as determined by Client. GET shall give Client written notice of each delivery identifying the Deliverables transmitted.

            Client may evaluate each Deliverable and may submit a written acceptance or rejection to GET within twenty (20) Business Days (or such other time period as Client may require) after receipt of the Deliverable. If Client or Client's sub-licensee identifies Errors in any Deliverable prior to acceptance, then GET shall immediately correct (or cause the third party vendor to correct, as applicable) such Errors, at no additional cost to Client (other than the Site Development Fees), within fourteen (14) days following receipt of notice thereof.

3.    LICENSE TO USE THE CANTOR CASINO SYSTEM

      3.1   Grant of License

            (A) Upon the execution hereof, GET also expressly and irrevocably grants to Client, or Client's designee, and Client or Client's designee shall have:

                  (i) subject only to the Venetian Agreement and such other license arrangements as may be agreed between the Client and GET), an exclusive, irrevocable and perpetual license to Use all Software (including but not limited to all Core Changes and Third Party Software, the Cantor Casino System, Client Sites, Base Games, the New Games, any Customizations, Enhancements and Modifications, and any Initial Customizations), and any other development that is required from time to time, all Documentation and all the Intellectual Property in or associated with any of the foregoing at any Location or DR Location, and any Intellectual Property created with respect to any of the foregoing (whether or not developed at the request of Client or a sub-licensee), for any technology whatsoever, whether now existing or hereafter devised, for all purposes of any nature whatsoever, including but not limited to for purposes of Free-Play and/or Cash-Play, throughout the Territory; (ii) pursuant to the authority granted to GET by the owners of the Third Party Software, upon delivery of the Third Party Software by GET, GET shall grant to Client sublicenses of each product contained in the Third Party Software, pursuant to license agreements in substantially the forms attached hereto as Exhibit I, as same may be amended from time to time or, in the event that GET is unable to grant a sublicense to any such Third Party Software, obtain a license to use such software as necessary for Client's operation of the Cantor Casino System and Client's Site on behalf of Client or any sub-licensee of Client, at GET's expense, and GET shall hold harmless Client and Client's sub-licensees with respect thereto; and

            (B) an exclusive, irrevocable and perpetual license to Use the materials to which licenses were granted pursuant to Sections 3.1.(A)(i) and (ii) above on an unlimited number of machines or computers at any location(s) solely for Client's internal development and testing processes.

            (C) It is expressly understood and agreed, and it shall be of the essence hereof, that Client shall have the right, without any notice to or approval from GET, to offer, provide, license or sub-license any and all of its rights of any nature whatsoever granted to it hereunder to any third party or parties, all on such terms and conditions (including but not limited to any fees and costs) as Client shall, in its sole and absolute discretion, determine; provided that GET shall be entitled to receive the Commissions related thereto in accordance with the terms hereof and subject to Section 4.4 and Section 22 hereof. Accordingly, whether or not expressly stated herein, any sub-licensee of Client may, with Client's approval (to be granted in Client's sole discretion) exercise any rights of Client hereunder, without prior notice or approval of same from GET.

      3.2   Term of License

            The exclusive and other licenses granted by GET hereunder, and all other obligations of GET hereunder, shall commence as of the date of the Initial Software Agreement and shall continue throughout the Exclusivity Period until such time or Client has given written notice to GET that it has abandoned the licenses hereunder, in whole or in part. In the event and to the extent that Client has given written notice to GET that it has abandoned some of the licenses hereunder, either in whole or in part, the parties hereto agree that this Agreement shall remain in full force and effect with respect to all other licenses hereunder that have not been abandoned by Client, in whole or in part, and with respect to all of GET's other obligations hereunder. In addition, the breach by GET of any of its representations, warranties or covenants hereunder or under the Facility or the Escrow Agent, and the release of any materials pursuant to the Escrow Agreement in accordance with its terms of the Escrow Agreement, shall not terminate any licenses hereunder or relieve GET of any of its obligations hereunder.

      3.3   Customization, Enhancement and Modification of the Cantor Casino
            System

            The Client may provide details to and require that GET undertake Customizations, Enhancements or Modifications by submitting a completed Work Order to GET or such other method as Client determines. GET will respond to Client within ten (10) days or shorter period of time that client requires with an implementation schedule. Client shall have thirty (30) days (or such longer period as Client may require) to accept or reject GET's proposal. Upon Client's acceptance thereof, GET shall promptly carry out the Client's request at no additional cost to Client (other than the Site Development Fees).

            GET shall undertake Customizations, Enhancements and/or Modifications requested by the Client in accordance with the applicable Work Order, at no additional cost to Client (other than the Site Development Fees), such Customizations, Enhancements and/or Modifications shall be subject to Client's approval in conformance with the procedures set forth herein.

            In relation to a Customization, Enhancement and/or Modification the rights and licenses granted in respect of the Intellectual Property in the Cantor Casino System shall extend to any such Customization, Enhancement or Modification which shall, upon creation, be deemed to comprise part of the Cantor Casino System and the Client Sites.

4.    COVENANTS OF GET

      4.1   Technical Advice and Assistance

            GET agrees to provide the Client, at no additional cost to Client (other than the Site Development Fees), with all technical advice and assistance as the Client requires from time to time to facilitate its use and operation of the Cantor Casino System. GET agrees to keep the Client informed in writing at least thirty (30) days prior to implementing any changes, additions or modifications to the Software and/or the Cantor Casino System that may substantially affect the operation or performance of the Software or the Cantor Casino System.

      4.2   Requirements of Gaming Commission

            GET will ensure that its employees and contractors will provide all requested information, and comply with all requests, or requirements of any Gaming Commission. Throughout the term of this Agreement, GET will ensure that the Cantor Casino System has Approval and meets all current requirements of the relevant Gaming Commission and will meet any other requirements of other relevant authorities as specified by Client. If an alteration or modification to the Cantor Casino System is required after the Cash-Play Commencement Date to satisfy a new or amended requirement of the Gaming Commission, without any additional cost to Client (other than the Site Development Fees):

            (a) it will be incorporated as a Customization, Enhancement or Modification in accordance with a Work Order; and

            (b) additional support and maintenance fees may apply as specified in the Work Order where there is a resulting change to the support and maintenance services to be provided as a result of the Customization, Enhancement or Modification.

      4.3 During the entire term of this Agreement, whether during the Exclusive Period or thereafter, GET shall not and shall not permit the Software (exclusive of the Central-Server Software) to be used to accept or process any bets or wagers, or to engage in any gaming or gambling activities of any nature whatsoever, in, or originating from, or with respect to, the United States unless GET has Client's (and not sub-licensees) express prior written authorization to do so, which shall be in Client's sole and absolute discretion. During the entire term of this Agreement, whether during the Exclusive Period or thereafter, GET shall not and shall not permit any of its Software, including the Central-Server Software, to be used to accept or process any bets or wagers, or to engage in any gaming or gambling activities of any nature whatsoever, in any jurisdiction of the world (including the states and local municipality thereof) including the United States and the states and municipalities thereof, without obtaining the necessary licenses and permits from the relevant Gaming Commission and other governmental or administrative authorities. For the avoidance of doubt a breach by the Client of Section 4.4 below shall not constitute a breach of this Section 4.3 by GET.

      4.4 During the term of this Agreement, whether during the Exclusive Period or thereafter, Client shall not and shall not permit any of the Software to be used to accept or process any bets or wagers, or engage in any gaming or gambling activities of any nature whatsoever, in the United States, without obtaining the necessary licenses and permits from the relevant Gaming Commission and other governmental or administrative authorities.

      4.5 Subject to the Venetian Agreement, GET agrees that Client shall have the sole and exclusive control over any and all licensing and sublicensing of all Software and Intellectual Property (exclusive of the Central-Server Software).

      4.6 GET shall obtain and keep in full force and effect all licenses, permits or authorizations from all appropriate regulatory agencies and governmental authorities located anywhere throughout the world that are necessary, required or desirable in order for GET to fully exploit all of its rights and fulfill all of its obligations hereunder.

      4.7   Venetian Agreement

            In the event that Venetian Interactive, LLC ("Venetian") wishes to renegotiate or otherwise recommence performance of the Venetian Agreement, GET shall use its best efforts to cause Venetian to conclude a licensing and managed service agreement with the Client in place of the existing Venetian Agreement.

5.    SUPPORT AND MAINTENANCE

      5.1 Support and Maintenance Services GET, at no additional cost to Client (other than the Site Development Fees), shall provide the support and maintenance services described in this Section 5, including without limitation support and maintenance services at such frequency and duration as are reasonably necessary to ensure that within the timeframe required by Client or as set forth on Exhibit K hereto and whether for Client or its sub-licensees:

            (a) Errors identified by the Client or any sub-licensee or which otherwise come to GET's attention are promptly rectified (or remedied in such time as Client or sublicense may have agreed);

            (b) the Cantor Casino System remains in conformity with the Specifications, as updated and amended from time to time;

            (c) the Cantor Casino System continues to comply with the requirements of any Gaming Commission and in all other respects with the requirements of this Agreement and shall provide any alterations or modifications to the Cantor Casino System as described in Section 4.2.3 and to the Client Site as may be required by Client; and

      5.2 The Documentation is maintained at the standard required by Section 8 of this Agreement.

            GET shall provide, upon Client's or sub-licensee's request, the additional support and maintenance services set forth on Exhibit K hereto at no additional cost to Client (other than the Site Development Fees).

            After providing any support and maintenance services described in this Section 5, GET shall at the option of the Client, at no additional cost to Client (other than the Site Development Fees), either:

            (a) conduct such relevant tests as may be reasonably necessary to demonstrate to the Client that the support and maintenance services have been successful in rectifying the relevant Errors or implementing the relevant changes, modifications, updates or new Version and provide all test results to Client; or

            (b) otherwise explain and demonstrate to the Client and any sub-licensee the effect of the support and maintenance services and the rectification of the relevant Errors; and if requested, provide the Client with written confirmation of such test results or such explanation.

            All support, changes or corrections must be undertaken in conformance with the requirements of any Gaming Commission and/or sub-licensee, and must receive Approval.

      5.3   New Versions and Upgrades

            (A) GET shall, at no additional cost to Client (other than the Site Development Fees), offer to the Client new Versions and upgrades and related Documentation for the Cantor Casino System immediately upon them becoming available to any customer of GET or any sub-licensee of Client.

            (B) If required by the Client, GET shall, at no additional cost to Client (other than the Site Development Fees), demonstrate the extent to which the new Version or upgrade is capable of providing additional functions or features to those specified in this Agreement and shall, at no additional cost to Client (other than the Site Development Fees):

            (i)   implement the new Version or upgrade; and

            (ii) ensure that the new Version or upgrade meets the requirements of the Gaming Commission and all relevant authorities; and

            (iii) install and test new Versions and upgrades at the Premises and sub-licensees Premises.

6.    TRAINING

      At no cost to Client (other than the Site Development Fees) GET shall provide such training in relation to the operation of the Cantor Casino System and Client Sites at such locations of Client and its sub-licensees, and at such times, as Client or Client's sub-licensee shall require from time to time hereunder.

7.    OPERATING PROCEDURES MANUAL

      In accordance with the requirements of any Gaming Commission GET shall, at no additional cost to Client (other than the Site Development Fees), develop a technical submission and shall advise Client in developing an operating procedure manual.

8.    DOCUMENTATION


      8.1 Documentation. At the time of delivery of the Cantor Casino System, GET shall provide the Client with as many copies of the Documentation as Client shall require free of charge.

      8.2 Supplementary Documentation. GET shall from time to time and in any event as soon as practicable provide the Client, free of charge, as many copies of such amended, revised or supplementary Documentation or information as is published in relation to the Cantor Casino System during the term of this Agreement.

      8.3 Amendments to Documentation. If GET corrects an Error or otherwise substitutes or modifies the Cantor Casino System in accordance with this Agreement, it shall within 14 days of such correction, substitution or modification ensure that any consequential amendments to the Documentation are implemented and supplied to the Client as is required by Client, free of charge to the Client (other than the Site Development Fees).

9     PROHIBITION OF GAMING

      GET Personnel. GET will ensure that its employees and contractors will not play any Games on the Client Sites and will not supply any advice information or assistance to any person other than the Client or its authorized representatives or the Gaming Commission in relation to the playing of Games on the Client Sites

10    CUSTOMER ACCEPTANCE TEST

      10.1 Customer Acceptance Test. The Client will, after being advised by GET that the Client Sites has been installed with respect to any medium and is ready for use, or that any development phase is ready for testing, perform the Customer Acceptance Test.

      10.2 Testing Criteria. The Customer Acceptance Test may include, but shall not be limited to, the testing of individual Games by an independent testing organization designated by Client to verify field validation, the correct operation of the random number generator, exception testing, purse and account operation and the integration of any Customizations,Enhancements and/or Modifications. It will also include the testing of Cantor Casino System functionality including performance testing, recoverability and other administration functions.

      10.3 Completion of Customer Acceptance Test. The Customer Acceptance Test will be successfully completed if GET and Client agree that the Software and Cantor Casino System perform in accordance with the Documentation and the Specifications, and such other criteria as Client shall require from time to time or as otherwise agreed to by the parties.

      10.4 Notice of Failure. If the Client Sites fail to pass the Customer Acceptance Test, the Client shall give notice to GET in writing specifying the failure to pass these tests. Upon receipt of such notice, GET shall immediately, free of charge to the Client (other than the Site Development Fees) do all such things to ensure that the item in respect of which the notice is given is rectified so that the Client Sites pass the Customer Acceptance Test. GET shall notify the Client when the Free-Play Site or the Cash-Play Site at any other development is ready for further Customer Acceptance Tests, and will keep effecting such Tests until Client, in its sole discretion, has given its Approval.

11    GENERAL OBLIGATIONS OF THE CLIENT AND GET


      11.1 Access. The Client will make available the Premises to GET at such times as GET reasonably requires for the purpose of development and maintenance of the Cantor Casino System.

      11.2 GET Sublicensees. GET shall not, at any time during the term of this Agreement, or thereafter offer, provide, sell, license or sub-license any part of the Cantor Casino System, to any third party for the benefit of any third party without Client's prior written consent, which consent may be withheld by Client in its absolute discretion.

      11.3 Assignment to Client Affiliates. Client may assign this Agreement and/or the licenses granted to Client pursuant to Section 3 of this Agreement to any Affiliate or any other third party in whole or in part.

12    PAYMENTS BY THE CLIENT


      12.1 Hardware. The Client is under no obligation to purchase computer hardware from GET, however, in the event that Client accepts an offer from GET to provide such computer hardware, the Client will, subject to receipt of a correctly rendered invoice, reimburse to GET the cost, without any mark up of obtaining such computer hardware necessary to establish the Client Sites (the "Equipment").

      12.2 Site Development Fees. The Client will pay to GET the Site Development Fee within thirty (30) days after receipt of a written invoice therefor. The Client may cease payment of the Site Development Fees upon the giving of three months' written notice to expire on or after 30 June 2005, provided that if the Client ceases payment of the Site Development Fee GET shall not be required to provide the support and maintenance services described in clause 5 or the development services described in clause 2 or set out in the Development Work Schedules.

      12.3 Commission. Subject to the last sentence of this Section 12.3, the Client shall pay GET the Commission monthly in arrears within 30 days of the first Business Day of the month immediately following the month in relation to which the relevant Gross Revenue is actually received by Client. Notwithstanding anything set forth herein to the contrary, in the event and to the extent that any territory or jurisdiction requires as a prerequisite to the receipt of any Commissions, that the recipient of any such Commissions be licensed or otherwise authorized to receive such Commissions, then the Client shall not pay to GET, and GET shall not be entitled to receive from the Client, any Commissions with respect to gaming revenues that are derived from or attributable to any such territory or jurisdiction until such time as GET is duly licensed or authorized to receive same and to the extent that the Client is able to do so in accordance with the rules and regulations of any Commissions, the Client and GET shall negotiate in good faith to agree an alternative form of compensation for GET which shall be payable until GET is duly licensed and authorized to receive the Commission.

      12.4 Sales Tax. All Payments have been set or determined without regard to the impact of Sales Tax.

      12.5 Sales Tax Amount. If the whole or any part of a Payment by a party is subject to Sales Tax, the Sales Tax Amount in respect of the Payment must be paid to the payee as an additional amount, at the same time and in the same manner as the Payment is otherwise payable or as otherwise agreed in writing.

      12.6 All payments hereunder shall be made in United States Dollars or Australian Dollars, at Client's sole discretion.

13    ESCROW

      On the date hereof, Client and GET shall have entered into an Escrow Agreement in a form that is attached hereto as Exhibit J (the "Escrow Agreement"). In the event and to the extent there is an inconsistency between any provisions of this Agreement and the Escrow Agreement regarding the ownership of any Intellectual Property, the provisions of the Escrow Agreement shall govern.

14    INTELLECTUAL PROPERTY RIGHTS AND INDEMNIFICATION


      14.1  Ownership.

            GET USA warrants, on its own behalf and on behalf of its Affiliates, that it is the sole and exclusive owner of the Intellectual Property Rights subsisting or which may subsist in the Deliverables, the Software, the Cantor Casino System and the Documentation, or any other Intellectual Property hereunder, excluding the Customer Property, and that GET USA has the exclusive and unrestricted right to grant the rights to the Client as provided in Section 3 (including the right to use the 3rd Party Software).

            Client shall own all right, title and interest in and to the Customer Property and interest in and to the Customer Enhancements.

      14.2 Intellectual Property Warranty. GET warrants that the Deliverables, the Software, the Cantor Casino System, the Documentation and any Customer Property developed by GET, and any other programs or Intellectual Property developed by GET for others, does not infringe the Intellectual Property Rights of any third party, and GET is not aware of any pending or threatened litigation claiming such infringement.

      14.3 Indemnification. GET shall, at its expense and Client's request, defend any claim or action brought against Client, and Client's subsidiaries, Affiliates, directors, officers, employees, agents and independent contractors, sub-licensees and any Gaming Commission, its employees, agents and representatives, which, if true, would constitute a breach of a representation, warranty or covenant by GET in this Agreement, and GET will indemnify and hold Client harmless from and against, and shall advance any and all costs and fees incurred by Client, including but not limited to fees of attorneys and other professionals, that are attributable to such claim. Client shall: (i) provide GET prompt notice in writing of any such claim or action and Client shall have the sole right to choose counsel acceptable to Client, to answer and defend such claim or action; and
            (ii) provide GET information, assistance and authority, at GET's expense, to help GET to defend such claim or action. Client may settle any such claim in its sole and absolute discretion at GET's expense.

      14.4 Duty to Correct. Should the Deliverables, the Cantor Casino System, the Software, the Documentation or any Customer Property developed by GET, or any portion thereof be held to constitute an infringement and use as contemplated by this Agreement be enjoined or be threatened to be enjoined, GET shall notify Client and immediately, at GET's expense: (i) procure for Client the right to continue to use the infringing Deliverables, Cantor Casino System, Software, Documentation or any Customer Property developed by GET or portion thereof, as applicable, as licensed in this Agreement; or (ii) replace or modify the Deliverables, the Cantor Casino System, the Software, the Documentation or any Customer Property developed by GET or portion thereof with a version that is non-infringing, provided that the replacement or modified version meets the Specifications to Client's satisfaction. If (i) or (ii) are not available to GET, GET shall refund to Client all amounts paid to GET by Client under this Agreement.

15    DATA OWNERSHIP

      Neither GEG or GET shall own or have any right to any data (including without limitation the identity and playing history of individual end party users) created, collected or collated by either party relating to any end party user of the Cantor Casino System.

16    WARRANTIES

      16.1 The representations and warrants of GET USA contained in the Loan Agreement are incorporated herein. GET warrants that the Software and the Cantor Casino System will perform in accordance with the Documentation and the Specifications in the manner described therein.

      16.2 GET warrants that any upgrade in Equipment or Third Party Software upgrade provided by GET or authorized by GET will be compatible with the then current Version of the Software as may be used by different customers, if applicable.

      16.3 GET will procure that the Client will receive the benefit of the warranties for Third Party Software and Equipment reliability and all other aspects of Third Party Software and Equipment performance including but not limited to mean-time between failure, up-time, and repair time which are given by the appropriate Third Party Software and Equipment suppliers.

      16.4 GET warrants that when providing support and maintenance services, it shall at all times:

            (a)   use appropriate materials of high quality;

            (b)   employ appropriate techniques and standards;

            (c)   engage personnel of suitable training and experience; and

            (d)   exercise due care, skill and attention.


      16.5 Save for the Approval, GET warrants that no additional authorization, consent, approval, filing or registration with any court or government department, commission, agency or instrumentality is or will be necessary or required for GET to enter into and give effect to this Agreement.

      16.6 GET warrants (which warranties shall also be applicable to all sub-licensee and their respective rights, interests and properties) that:

            (a) the Cantor Casino System (including the Software and Client Sites and the Host Software, Casino Software, Casino Servers, Enhancements and Customizations) does not contain any built in, automatic and/or random expiry dates, trojan horses, viruses, trapdoors, rogue or access code, "backdoors", worms, time bombs, cancel bots or other computer programming routines which may damage, detrimentally interfere with, surreptitiously intercept or expropriate any Cantor Casino System, data or personal information of Client or any Client Customer or defraud Client in any way or which enable unauthorized access by GET or third parties, and that the Cantor Casino System (including the Software and Client Sites) will be free from defects and errors and properly installed;

            (b) rectified or substituted components of the Cantor Casino System or the Software will be free from defects and errors, will be properly installed and will at all times remain compatible with the Cantor Casino System and the Software;

            (c) it has the full power to enter into this Agreement and make the assignments and license rights set forth herein without liability to any third party;

            (d) with the exception of the rights granted by GET under the Venetian Agreement, it has not previously and will not, except with the Client's prior agreement, grant any rights in the Deliverables, the Software, the Cantor Casino System or the Documentation to any third party that are inconsistent with the rights granted to Client herein;

            (e) the Deliverables, the Software, the Cantor Casino System and Documentation either have been or will be created by employees of GET within the scope of their employment and under obligation to assign inventions to GET, or by independent contractors under written obligations to assign all rights in the Deliverables, the Software, the Cantor Casino System and Documentation to GET;

            (f) the development services described herein shall be performed in a professional manner and shall be of a high grade, nature, and quality;

            (g) notwithstanding anything herein to the contrary and without limiting any of the foregoing, the mathematics relating to the operation, generation of random numbers, pay-out rate of the Cantor Casino System and other mathematical formulas relating to the Cantor Casino System will operate in conformance with the Specifications or an applicable Work Order;

            (h) at the request of the Client, it shall implement and enforce safeguards and procedures that will entirely prevent access to software, goods or services by any person, including without limitation customers of Client or its sub-licensees, who willfully intends to use that software, goods or services in a manner which contravenes the laws of any country or who willfully intends to place or accept any wager in contravention of the laws of the country from which the wager is placed including but not limited to the United States of America;

            (i) GET warrants and represents that the software, goods or services have not at any time in the past been and are not at present being used in a manner which contravenes the laws of any country or by any person who willfully intends to place or accept any wager in contravention of the laws of the country from which the wager is placed including but not limited to the United States of America;

            (j) the random numbers used by the Software for the purposes of for example choosing game outcome and/or shuffling cards are and will be generated in an unbiased and random manner;

            (k) any Documentation provided by GEG to the Client relating to the Software will be accurate in all material respects and will enable suitably qualified personnel of the Client or its designee to perform any services which the Client or its designee is required to perform in relation to the Software; and

            (l) the Software shall not damage or interfere with or disrupt any other equipment or software of the Client, its Affiliates or designee or any sublicensee, to the extent that the Client, its Affiliates or designee or any sublicensee hosts the Software or any part thereof.

17    FORCE MAJEURE AND DELAY CAUSED BY OTHER PARTY

      17.1 No party to this Agreement shall be liable for any delay or failure to perform its obligations under this Agreement (other than any obligation to pay money) if the delay is due to Force Majeure.

      17.2 If a party's delay or failure to perform obligations under this Agreement (other than any obligation to pay money) is due to Force Majeure the performance of that party's obligation will be suspended for the duration of the delay arising out of the Force Majeure.

      17.3 Each party ("the First Party") shall notify the other in writing within three Business Days after an occurrence of and the cessation of each event of Force Majeure affecting the First Party first comes to the attention of the First Party, and the parities hereto shall cooperate in good faith with one another to address and rectify the issues resulting therefrom.

18    NEW GAMES

      18.1 Upon the terms and conditions set out in this Agreement and the exhibits hereto, GET shall undertake the development of the Initial Customizations and the Initial New Games.

      18.2 A copy of the specifications that the Client requires for the Initial Customizations and the Initial New Games ("Initial Customizations and Initial New Games Specifications"), and which may be recorded in and attached to this Agreement as Exhibit C, as same may be amended from time to time.

      18.3 GET shall proceed to develop the Initial Customizations and the Initial New Games in accordance with the Site Development Schedule agreed upon between the Client and GET and which may be recorded in a copy attached to this Agreement as Exhibit D as same may be amended from time to time.

      18.4 Without limiting the generality of the foregoing, GET USA will be the owner of all right, title and interest for any Game developed by GET, including but not limited to any Intellectual Property in the New Games, subject to the provisions of Section 3.3 of the Escrow Agreement and unless otherwise agreed to, or the Intellectual Property is owned by Client or any other third party.

      18.5 It is expressly understood and agreed that anything developed of any nature whatsoever for Client or a sub-licensee of Client by GET under this Agreement cannot be used by GET for its own purposes or for any other third parties without Client's express prior written permission, which Client may withhold in its sole discretion. Anything developed by Client hereunder shall be the sole and exclusive property of Client, to be used in its absolute discretion.

19    TERMINATION BY THE CLIENT

      19.1 Termination. This Agreement may be terminated (in whole or part) by the Client (without prejudice and in addition to any other rights or remedies it may have) by notice to GET parties to this Agreement to that effect upon or at any time following the happening of any one of the following events:

            (a)   the occurrence of an Event of Insolvency in relation to GET;

            (b) if GET breaches any of its representations or warranties herein or fails to comply with any of its material obligations under this Agreement, including but not limited to the provisions of Section 4.3 hereof, and fails to remedy the breach to the satisfaction of the Client, (if such breach is capable of being remedied) within fourteen (14) days of being given written notice by the Client specifying the default and requesting its remedy under this Agreement with respect to any matter or thing whatsoever;

            (c)   if required by any law or regulatory body;

            (d) if the Client can reasonably demonstrate that it is necessary or desirable to terminate its relationship with GET for the purpose of obtaining or maintaining any license or permit;

            (e) if GET knowingly supplies software, goods or services to any person (other than the Client or any sublicensee of the Client) who willfully uses that software, goods or services in a manner which contravenes the laws of any country or who willfully accepts any wager in contravention of the laws of the country from which the wager is placed including but not limited to the United States of America; or

            (f) if GET is in breach of any of the agreements contemplated by the Facility.

      19.2 Other Rights and Remedies. Termination of this Agreement pursuant to this Section 19 shall not affect or in any way limit the Client's other rights and remedies at law or in equity, including but not limited to its rights pursuant to the Escrow Agreement.

      19.3 Survival. The provisions of Sections 1, 9, 11, 13 through 15 inclusive, 18 through 23 inclusive, and 25 through 31 inclusive, of this Agreement shall survive the termination or expiration of this Agreement for any reason.

20    NO TERMINATION BY GET

      This Agreement may not be terminated by GET, without the permission of Client, which permission may be withheld in Client's sole and absolute discretion. GET's sole remedy for any breach by Client that has not been substantially cured within fourteen (14) days after Client has received written notice thereof from GET specifying the breach and requesting it be rectified shall be to bring an action for monetary damages, under Section 21.2 below, or for equitable relief, if appropriate, in accordance with the provisions of
Section 21.2 below.

21    MISCELLANEOUS RIGHTS AND OBLIGATIONS

      21.1 The Client may at its sole discretion elect which of the Games are to be made available on the Internet Gaming site or any other medium whether now existing or hereafter devised, operated by the Client or its sub-licensees and GET shall modify the sites as required to prevent the playing of any Games which the Client or is sub-licensees does not wish to be played.

      21.2 At Client's request, the parties shall establish a Steering Committee consisting of one nominee of the Client and one nominee of GET and to cause the Steering Committee to meet at least once a month or as otherwise agreed between the parties. In addition, at Client's request, other committees of one or more people shall be formed, for technical compliance or other purposes, who shall meet at such times and for such purposes as the Client shall from time to time determine.

      21.3 Client shall have the right at any time and from time to time to visit GET's premises, wherever located, during normal business hours on no less than forty-eight hours prior notice to review, make copies of and audit all of GET's books and records to insure compliance by GET of the terms hereof.

22    DISPUTE RESOLUTION

      22.1 If any dispute or difference whatever shall arise between any of the parties to this Agreement with respect to or arising out of this Agreement or any part of it with respect to its construction or its effect or any matter connected with it or arising out of it or with respect to its operation or determination of the rights and duties of any party in connection with it (other than with respect to Section 14 or Section 23) then in any such case a party may give the other party or parties to the dispute a notice (a "dispute notice") in writing stating:

            (a)   the nature of the dispute;

            (b)   what outcome the party giving the notice wants; and

            (c) what action the party giving the notice thinks will settle the dispute.

            After a notice has been given in accordance with Section 22.1 the parties must refer the dispute to their respective Chief Executive Officers (or authorized delegates) who must in good faith attempt to resolve the dispute.

      22.2  If the parties do not choose to utilize the procedures in Section
            22.1 above, or if the dispute cannot be settled within ten (10) Business Days of the date of a dispute notice, in either event, each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Company hereby irrevocably agrees to service of process by mail at the address first set forth above. Each of the parties hereto irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. GET irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or the negotiation, administration, performance or enforcement thereof.

      22.3 Injunctive Relief. The parties hereto acknowledge and agree that in the event of a breach or threatened breach of the provisions hereof, such breach or threatened breach could cause such party substantial and irreparable damage, which could be of a character that could not be fully compensated for solely by a recovery of money damages. Accordingly, each of the parties hereby agrees that in the event of a breach or threatened breach of the provisions hereof, in addition to and not in lieu of any damages that may be sustained by such party, and any other remedies that such party may pursue hereunder or under any applicable law, the party alleging any breach hereunder shall have the right to equitable relief, including issuance of a temporary or permanent injunction, by any court of competent jurisdiction against the commission or continuance of any such breach or threatened breach, without the necessity of proving any actual damages or posting of any bond or other surety therefor.

23    CONFIDENTIALITY

      23.1 Each party shall procure undertakings from their employees and contractors to refrain from communicating information about the other parties and their operations to any third party.

      23.2 Each party covenants that it will treat and maintain as confidential, all Confidential Information of any other party which comes into its possession or is received by it pursuant to or as a result of this Agreement except that Confidential Information that is or becomes part of the public domain, is already known by the receiving party otherwise than as a result of a breach of this Agreement or as a result of the wrongful disclosure of such Confidential Information by any person or is received from a third party not in breach of any obligation of confidentiality.

      23.3 The parties acknowledge that any party may disclose its own Confidential Information to third parties.

      23.4 No party to this Agreement shall, without the written permission of the other parties, disclose Confidential Information of any other party to any third party, other than in accordance with the transactions herein contemplated (i.e. sub-licensees, advisors, etc.)

      23.5 Each party to this Agreement shall only make use of Confidential Information of another party to the extent required to enable the Cantor Casino System to be developed and then used by the Client in the manner contemplated by this Agreement.

      23.6 Each party to this Agreement shall only disclose Confidential Information of another party to this Agreement to those of its employees, contractors, agents, consultants and advisers by whom it is required to enable the Cantor Casino System to be developed and Used by the Client in the manner contemplated by this Agreement.

      23.7 Neither the Client nor GET shall make any statement regarding the provisions of this Agreement to any person or disclose any of the terms of this Agreement to any person without the permission of the other parties to this Agreement such permission not to be unreasonably withheld, other than in the event of the following, in which case each party shall notify the other party prior to such disclosure:

            (a) as required by any law, the government or any regulatory body including the Gaming Commission, in which case the party intending to make the disclosure shall give as much prior notice as possible to the other party of the requirement and the Confidential Information which it intends to disclose and will permit such other party, shall it choose to do so, to defend the disclosure of such Confidential Inspection; or

            (b)   to its legal or financial advisers or its bankers;

            (c) provided that notwithstanding anything to the contrary, any public disclosure, including but not limited to press releases or other disclosure, shall not be made unless Client shall have been provided at least two (2) business days to review and comment thereon and shall have approved such disclosure; provided that the name or identity of the Client or any of its Affiliates shall, in no circumstances, be disclosed without the Client's prior written consent. If requested, GEG shall cooperate and use best efforts to seek a protective order to keep the details hereof confidential.

      23.8 Each of GET and Client shall keep all information regarding end party users of the Cantor Casino System confidential and shall comply with all applicable rules, laws and regulations with respect thereto.

24    SERVICE OF NOTICES

Any notice or other communication required or permitted hereunder shall be in writing and may be delivered personally or sent by certified or registered mail, postage prepaid return receipt requested, or sent by next day U.S. express mail, postage prepaid, or by private overnight delivery service, postage prepaid, as follows:

                  If to Client, to:

                  Cantor G & W (Nevada), L.P.
                  135 East 57th Street
                  New York, NY  10022
                  Attn:    Stephen M. Merkel, Esq.
                  with a copy simultaneously, by like means, to:

                  Zukerman Gore & Brandeis, LLP
                  875 Third Avenue
                  New York, NY  10022
                  Attn:    Clifford A. Brandeis, Esq.

                  If to GET, to:

                  Gaming & Entertainment Group, Inc.
                  6757 Spencer Street
                  Las Vegas, Nevada  89119
                  Attn:    702-407-2472
                           Chief Executive Officer

      Any such notice shall be deemed to have been given when actually received.

25    ASSIGNMENT

      GET shall not assign any of its rights or obligations under this Agreement without the prior written consent of the Client, which may be withheld by Client in its sole and absolute discretion. Client may assign this Agreement, or any of its rights or obligations hereunder, in whole or in part, to any third party or parties at any time and from time to time.

26    GOVERNING LAW

      This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to such conflicts of laws provisions, and the parties submit to the exclusive jurisdiction and venue of the federal and state courts of the State of New York, County of New York.

27    ENTIRE AGREEMENT

      The Agreement, the Facility and the Escrow Agreement represents the entire agreement between the parties hereto and supersedes all and any previous agreements oral or written in respect of the subject matter of this Agreement between the parties, included but not limited to the Initial Software Agreement, and there are no understandings representations or warranties of any kind between the parties except as expressly set out in this Agreement.

28    WAIVER

      28.1 Failure by a party to enforce any provision of this Agreement or any forbearance delay or indulgence granted by that party shall not be construed as a waiver of that party's rights under this Agreement unless acknowledged as a waiver by notice in writing to the other affected party or parties.

      28.2 A waiver by a party shall not prejudice its rights in respect of any subsequent breach of this Agreement by any other party.

29    COSTS

      Each party shall pay their own legal costs of and incidental to the negotiation, preparation and execution of this Agreement.

30    SEVERABILITY

      Any provision in this Agreement which is invalid or unenforceable in any jurisdiction shall be severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

31    FURTHER ASSURANCES

      Each party agrees to do all such things and execute all such deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

32    INTERPRETATION

      In interpreting the construction of this Agreement:

      (a) words denoting the singular number shall include the plural and vice versa;

      (b) words denoting natural persons shall include corporations and vice versa;

      (c) headings and marginal notes are for convenience only and shall not affect interpretation;

      (d) references to Sections, sub-sections, paragraphs, attachments, exhibits, schedules and recitals are references to Sections, sub-sections, paragraphs, attachments, exhibits, schedules and recitals of this Agreement;

      (e) references to any party to this Agreement shall include that party's successors, executors, administrators and permitted assigns; and

      (f) reference to any legislation, statute, code or other law or to any section or provision thereof includes all by-laws, regulations, rules, rulings and directions and other statutory instruments issued there under and any modifications, consolidations, re-enactments, replacements and substitutions of any of them; where the context permits or requires reference to a thing or group of things includes any part of that thing or group of things.

33    COUNTERPARTS

      This Agreement may be executed in any number of original or facsimile counterparts and all of those counterparts taken together constitute one and the same instrument.

      IN WITNESS whereof this was executed the day and year first herein before written.

GAMING AND ENTERTAINMENT                       CANTOR G & W (NEVADA), L.P.
GROUP, INC.


By:  /s/ Tibor N. Vertes                       By:  /s/ Lee M. Amaitis
     ---------------------------------------        ----------------------------

Its:  Chief Executive Officer                  Its: President
      --------------------------------------        ----------------------------


GAMING AND ENTERTAINMENT TECHNOLOGY
PTY LIMITED ACN 091 098 985


By:  /s/ Tibor N. Vertes
     ---------------------------------------
Its:  Chief Executive Officer






                   [AMENDED AND RESTATED SOFTWARE DEVELOPMENT
                             AND LICENSE AGREEMENT]

                          ATTACHMENT AND EXHIBIT INDEX


Exhibit A - [Deleted]

Exhibit B - Specifications

Exhibit C - Initial Customizations and Initial New Games Specifications

Exhibit D - Site Development Schedule

Exhibit E - Fee Schedule for Specified Time and Materials Work

Exhibit F - 3rd Party Software Schedule

Exhibit G - Pro-Forma Work Order

Exhibit H - Development Work Schedules

Exhibit I - Forms of 3rd Party License Agreement

Exhibit J - Form of Escrow Agreement

Exhibit K - Maintenance

                          "EXHIBIT B" - SPECIFICATIONS

The specifications set forth as the source code and object code that BMM tested and certified in their most recent testing on behalf of the Vanuatu Gaming Commission, including their evaluation and approval project, and which was the site reviewed by Cantor and Chaucer prior to their decision to proceed. The Company will forward a copy of the approval letter and the md5-checksum signatures of the code itself as soon as it is received from BMM. In addition to the foregoing, such other specifications as required by Cantor relating to the following:

Detailed Project Plan
ICGS - GET Internet Casino Gaming Cantor Casino System ICAC - GET Internet Casino Administration Centre Programming languages Computer hardware platform support Performance criteria Availability criteria Compatibility with browser software Database compatibility


Documentation:
         Player online documentation
         Technical specification
         Functional overview
         Gaming guide
         Administration guide
         Mathematics treatise
         Glossary
         Data dictionary
         Online ICAC documentation
         Installation guide
         Policies and procedures
         Operations documentation
         Technical documentation
         Training plan and materials
         End-User side performance parameters

                      "EXHIBIT C" - Initial Customizations



INITIAL CUSTOMIZATIONS

      1. Integration work to integrate gaming Cantor Casino System with Cantor back office for payment processing (eCash services); and

      2.    Player login authentication; and

      3.    Cantor Casino web site and game shall rebranding; and

      4.    Alderney regulatory enhancements identified by BMM Test Labs; and

      5. Such other software and development customizations as Cantor may require

NEW GAMES

      1. Incorporation of Cantor Casino logo as an icon on the reel strips of one 5-reel slot game.

                     "EXHIBIT D" - SITE DEVELOPMENT SCHEDULE


      1. Site Development Completion Date - no later than 14 days after the date agreed upon between the parties, but in no event later than January 31, 2005, unless a later date is agreed upon by Cantor.

      2. Cash-Play Commencement Date - planned to be on or before 14 days after the Site Development Completion Date (including all Initial Customizations and Initial New Games set forth on Exhibit C).

                   "EXHIBIT F" - THIRD PARTY SOFTWARE SCHEDULE


None.


The Client shall either directly or indirectly acquire licenses to third party software at its own expense including but not limited to:


Oracle 8i 8-user version


Web server (e.g. Apache)

                       "EXHIBIT G" - PRO-FORMA WORK ORDER




Requirement

o     Summary requirement brief

Specification

o     Detailed specification, or reference to specification document

Cost

o May be fixed cost, or time and materials at specified rates. Costs may be subject to a premium where the Client requires exclusive use of the resulting enhancement or modification.

o     Disbursements and responsibility for out-of-pocket expenses.

Contractual Variations

o     Variations to the standard conditions of this contract, which may include:

o     IP rights

o     Fees or royalties for use of IP

o     Maintenance and support conditions

Implementation Strategy

Schedule

o Delivery schedule for this requirement including acceptance and installation strategy

o     Payment Schedule

Approvals

o Signatories and authorization processes for this work order, including any milestone related sign offs

                    "EXHIBIT H" - DEVELOPMENT WORK SCHEDULES

H.1 Development Work Schedule for the period 1 September, 2004 through 31 December, 2004

------------------------------------------------------------------------ ---------------------- ----------------------
Description                                                              Resources              Estimated cost per
                                                                                                month
------------------------------------------------------------------------ ---------------------- ----------------------
Initial Customizations as described at Exhibit C                         Sydney Development
                                                                         team
                                                                                                Up to US$ 60,000 per
                                                                                                month
------------------------------------------------------------------------ ----------------------
Project Management and coordination in London                            Kevin Burman
------------------------------------------------------------------------ ----------------------
Preliminary development of new version J2EE back end                     Steven Vaccarella
------------------------------------------------------------------------ ----------------------
Hardware planning and initial configuration                              Andrew Sorensen,
                                                                         Garth Mollett
------------------------------------------------------------------------ ----------------------
Operating procedures manual                                              TBA
------------------------------------------------------------------------ ----------------------
Alderney control submission documentation                                TBA
------------------------------------------------------------------------ ----------------------
Additional documentation as required                                     TBA
------------------------------------------------------------------------ ----------------------
Training                                                                 TBA
------------------------------------------------------------------------ ---------------------- ----------------------


H.2 Draft Development Work Schedule for the period 1 January, 2005 through 31
March, 2005

------------------------------------------------------------------------ ---------------------- ----------------------
Description                                                              Resources              Estimated cost per
                                                                                                month
------------------------------------------------------------------------ ---------------------- ----------------------
Ongoing development of new version J2EE back end                         TBA

                                                                                                Up to US$ 45,000 per
                                                                                                month
------------------------------------------------------------------------ ----------------------
Preliminary development of Flash client                                  TBA
------------------------------------------------------------------------ ----------------------
Preliminary development of Poker room and multi-player poker game        TBA
------------------------------------------------------------------------ ----------------------
Integration of wireless games with GEG Software                          TBA
------------------------------------------------------------------------ ----------------------
Enhancements as per Gaming Commission requirements                       TBA
------------------------------------------------------------------------ ----------------------
Deliver and demonstrate new versions                                     TBA
------------------------------------------------------------------------ ----------------------
Documentation as required                                                TBA
------------------------------------------------------------------------ ----------------------
Training                                                                 TBA
------------------------------------------------------------------------ ----------------------
Technical advice and assistance                                          TBA
------------------------------------------------------------------------ ---------------------- ----------------------
Additional enhancements as per Work Orders                               TBA                    As agreed
------------------------------------------------------------------------ ---------------------- ----------------------
Maintenance and Support services as described at Section 5 and Exhibit   As required            Up to US$ 15,000 per
K, and minor enhancements                                                                       month
------------------------------------------------------------------------ ---------------------- ----------------------

H.3 Draft Development Work Schedule for the period 1 April, 2005 through 30 June, 2005

------------------------------------------------------------------------ ---------------------- ----------------------
Description                                                              Resources              Estimated cost per
                                                                                                month
------------------------------------------------------------------------ ---------------------- ----------------------
Completion of new version J2EE back end                                  TBA
                                                                                                Up to US$ 45,000 per
                                                                                                month
------------------------------------------------------------------------ ----------------------
Completion of Flash client                                               TBA
------------------------------------------------------------------------ ----------------------
Completion of Poker room and multi-player poker game                     TBA
------------------------------------------------------------------------ ----------------------
Integration of wireless games with GEG Software                          TBA
------------------------------------------------------------------------ ----------------------
Enhancements as per Gaming Commission requirements                       TBA
------------------------------------------------------------------------ ----------------------
Deliver and demonstrate new versions                                     TBA
------------------------------------------------------------------------ ----------------------
Documentation as required                                                TBA
------------------------------------------------------------------------ ----------------------
Training                                                                 TBA
------------------------------------------------------------------------ ----------------------
Technical advice and assistance                                          TBA
------------------------------------------------------------------------ ---------------------- ----------------------
Additional enhancements as per Work Orders                               TBA                    As agreed
------------------------------------------------------------------------ ---------------------- ----------------------
Maintenance and Support services as described at Section 5 and Exhibit   As required            Up to US$ 15,000 per
K, and minor enhancements                                                                       month
------------------------------------------------------------------------ ---------------------- ----------------------

              "EXHIBIT I" - FORMS OF THIRD PARTY LICENSE AGREEMENT

None.

                     "EXHIBIT J" - FORM OF ESCROW AGREEMENT

                      "EXHIBIT K" - MAINTENANCE AND SUPPORT


1.    Additional Support and Maintenance Services:

      o 24 x 7 telephone support in the form of consultations, assistance and advice;

      o     24 x 7 modem support;

      o     24 x 7 problem diagnostics;

      o     24 x 7 problem correction;

      o     24 x 7 problem workarounds;

      o if such telephone and/or modem support fails to remedy any defect or error notified by the Client, on-site correction of errors or defects in the Cantor Casino System;

      o     training necessitated by such advice or corrections;

      o prompt delivery of updates and new Versions (including all new Versions with multi-player capability, upon their availability;

      o training necessitated by the provision of new Versions or as a result of Core Changes;

      o     Documentation updates;

      o clarification of function and features of the Cantor Casino System, including the Software and the 3rd Party Software;

      o     clarification of the Documentation;

      o the provision of new Versions and upgrades, together with training and additional Documentation necessitated by such new Versions and upgrades; and

      o such other Support and Maintenance as Cantor shall require from time to time.

      Upon notification, or otherwise becoming aware, of an Error, GET shall immediately respond by telephone or remote Internet access, GET shall assess the ability of the Client to operate the Cantor Casino System in the context of the Error and the availability of any work around, taking into account the factors identified herein, GET shall ensure that the Error is rectified as promptly as possible.

                     EXHIBIT L - DEVELOPMENT FEES SCHEDULE




FEE TO THE CLIENT                           AUD/HR
 Kevin Burman in London 70%                    250
 Kevin Burman in Sydney 30%                    122
 Damian Morris                                  78
 Andrew Sorensen                               114
 Cuong Lam                                      44
 Garth Mollett                                  42
 Guido Tapia                                    43
 Harald Rossman                                 33
 Zhimin Zhang                                   31
 Jonathan Dor                                   45
 Matthew Wallace                                18
 Nick Okunew                                    37
 Oliver Errington                               33
 Simon Daniel                                   43
 Sheldon Harkness                               65
 Steven Vaccarella                              80